                                                                   EXHIBIT 10.32

                                PROMISSORY NOTE


U.S. $384,948.00                 Houston, Texas               December 17, 1998


         William L. Transier ("Maker"), whose address is 2423 Locke Lane, Houston, Texas 77019, for value received, promises to pay to the order of SEAGULL ENERGY CORPORATION, a Texas corporation ("Payee"), at its headquarters at 1700 First City Tower, 1001 Fannin Street, Houston, Texas 77002, the principal sum of THREE HUNDRED EIGHTY-FOUR THOUSAND NINE HUNDRED FORTY-EIGHT and 00/100s U.S. DOLLARS (U.S. $384,948.00), together with interest thereon at the rate of four and four-fifths percent (4.8%) per annum (but in no event to exceed the maximum rate of interest allowed by law), payable as hereinafter provided.

         THIS NOTE is due and payable in full on December 17, 2002, including all accrued interest thereon; provided, however, that to the extent that any of the shares of Payee's common stock, par value $0.10 per share ("Common Stock") acquired by Maker pursuant to the Expiring Option (as defined below) or any of the securities, property or other rights received by Maker in respect of such shares or as a dividend or distribution thereon are sold, transferred or otherwise disposed of by Maker (which sales, transfers or dispositions shall be subject to the provisions of the Security Agreement described below), then Maker shall, within five business days after each such sale, transfer or disposition, prepay the principal and accrued interest then owing under this Note to the extent of the amount of cash proceeds (net of brokerage commissions and any tax liability of Maker as a result of such sale) resulting therefrom.

         ALL SUMS paid hereon (whether at maturity or pursuant to any mandatory or voluntary prepayment) shall apply first to the satisfaction of accrued interest and the balance to the unpaid principal. All past due principal and interest on this Note shall bear interest at the maximum rate permitted by law from maturity until paid. All sums called for, payable or to be paid hereunder shall be paid in lawful money of the United States of America which at the time of payment is legal tender for the payment of public and private debts therein.

         MAKER AGREES to use the proceeds from the loan evidenced hereby solely for the purposes of exercising his option to purchase Sixty Thousand Nine Hundred Eighty-Two (60,982) shares of Common Stock pursuant to the option that expires December 18, 1998 (the "Expiring Option"), and to pay any applicable taxes imposed on Maker by reason of the exercise of the Expiring Option. The Expiring Option is a non-statutory stock option granted to Maker on December 17, 1998, under the Seagull Energy Corporation 1998 Omnibus Stock Plan, covering 60,982 shares at an exercise price of $6.3125. The Seagull Energy Corporation 1998 Omnibus Stock Plan was approved by the shareholders of Payee on May 13, 1998.

         MAKER HEREBY waives presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest or notice of protest and non-payment, bringing of suit



                              (Page 1 of 3 Pages)

U.S. $384,948.00                 Houston, Texas               December 17, 1998


and diligence in taking any action to collect any sums owing hereunder and in proceeding against any of the rights and properties securing payment hereof, and agrees that its liability on this Note shall not be affected by any release of or change in any security for the payment of this Note.

         IN THE EVENT of (i) a default in the payment of any installment of either principal or interest as provided for herein or in the performance of any agreement or covenant contained in any instrument securing payment hereof or (ii) the voluntary termination of Maker's employment with Payee or the involuntary termination of Maker's employment with Payee for cause, then, without the giving of any notice of any kind, the holder of this Note shall have the right and option, to declare the unpaid balance of principal and accrued interest on this Note at once due and payable and to foreclose or require foreclosure of any and all liens securing payment hereof, and to exercise any and all other rights and remedies it may have. Failure to exercise this option upon any default or event as described above shall not constitute a waiver of the right to exercise it in the event of any such subsequent default or event.

         IN ADDITION to the mandatory prepayment obligations described above, Maker reserves the option of prepaying the principal of this note, in whole or in part, at any time after the date hereof without penalty. Accrued and unpaid interest with respect to such principal amount prepaid is due and payable on the date of such prepayment.

         IN THE EVENT of Maker's death or disability or an "involuntary termination" subsequent to a "change in control," a portion of the original principal amount of this Note may be forgiven and a schedule for repayment of this Note may be established all in accordance with and pursuant to the terms of the Equity Ownership Plan as adopted by the Compensation Committee of the Board of Directors of Payee, as modified or amended by such Committee from time to time (the "EOP"). For purposes of this paragraph, the terms "involuntary termination" and "change in control" shall have the meanings given such terms in that certain Severance Agreement between Maker and Payee in effect as of the date of this Note. The terms and provisions of the EOP are hereby incorporated into this Note by reference.

         IN ADDITION to any loan forgiveness made in connection with the events described above, the original principal amount of this Note may be further forgiven in accordance with and pursuant to the terms of the EOP based on Maker's continued employment with Payee from the date of this Note and on Payee's performance expressed by the relative ranking of Payee's "total shareholder return" for any applicable period as ranked against the "total shareholder return" of the other members of the "peer group" established for such purpose as set forth in the EOP. For purposes of this paragraph, the terms "total shareholder return" and "peer group" have the meanings ascribed to such terms as set forth in the EOP.

         THIS NOTE is issued in connection with the terms of EOP, and is entitled to the benefits and security afforded by a Security Agreement dated as of December 17, 1998, between Maker and Payee (the "Security Agreement").



                              (Page 2 of 3 Pages)
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U.S. $384,948.00                 Houston, Texas               December 17, 1998


         THIS NOTE is and shall be construed and governed under the laws of the State of Texas.

         IT IS EXPRESSLY stipulated and agreed to be the intent of Maker and Payee to at all times comply with the usury and other laws applicable to this Note and the Security Agreement and any subsequent revisions, repeals, or judicial interpretations thereof, to the extent any of the same are applicable hereto. If such laws are ever revised, repealed, or judicially interpreted so as to render usurious any amount called for under this Note or under the Security Agreement, or contracted for, charged, or received with respect to the indebtedness evidenced by this Note, or if Payee's exercise of the option herein contained to accelerate the maturity of this Note or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by law, then it is Maker's and Payee's express intent that all excess amounts theretofore collected by Payee be credited on the principal balance of this Note (or, if the Note has been paid in full, refunded to Maker), and the provisions of this Note and the Security Agreement immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder.

         AT MATURITY, HOWEVER SUCH MATURITY COMES ABOUT, SUBJECT TO THE TERMS AND CONDITIONS OF THE EOP, MAKER MUST REPAY THE ENTIRE OUTSTANDING PRINCIPAL AMOUNT AND ALL UNPAID INTEREST ACCRUED UNDER THIS NOTE. PAYEE IS UNDER NO OBLIGATION TO REFINANCE OR RENEW THIS NOTE AT THAT TIME. MAKER, THEREFORE, WILL BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS THAT MAKER MAY OWN OR WILL HAVE TO FIND ANOTHER LENDER WILLING TO LEND MAKER THE FUNDS TO MAKE THE PAYMENT ON THIS NOTE.



                                        -------------------------------
                                             WILLIAM L. TRANSIER


                              (Page 3 of 3 Pages)

                               SECURITY AGREEMENT

                  (Common Stock of Seagull Energy Corporation)



                                  Executed by

                              WILLIAM L. TRANSIER

                                  in favor of

                           SEAGULL ENERGY CORPORATION

                                  dated as of

                               December 17, 1998

                               SECURITY AGREEMENT

                   Common Stock of Seagull Energy Corporation

         THIS SECURITY AGREEMENT (this "Agreement") is made as of December 17, 1998, by WILLIAM L. TRANSIER, a natural person, who resides at 2423 Locke Lane, Houston, Texas 77019 ("Pledgor") in favor of SEAGULL ENERGY CORPORATION, a Texas corporation, with offices at 1700 First City Tower, 1001 Fannin Street, Houston, Texas 77002 ("Secured Party").

         A. WHEREAS, Secured Party has granted Pledgor an option to purchase 60,982 shares of the common stock of Secured Party that expires as of December 18, 1998 (the "Expiring Option"), in connection with Secured Party's Equity Ownership Program adopted by the Compensation Committee of the Board of Directors of Secured Party (such program, as may from time to time be amended or supplemented, being hereinafter called the "EOP").

         B. WHEREAS, Pledgor has elected to purchase shares of the common stock of Secured Party pursuant to the Expiring Option described above.

         C. WHEREAS, Secured Party has provided a loan to Pledgor for the purchase price of the common stock of Secured Party to be purchased by Pledgor pursuant to the Expiring Option.

         D. WHEREAS, Secured Party has conditioned its obligations to provide such loan to Pledgor upon the execution and delivery by Pledgor of this Agreement, and Pledgor has agreed to enter into this Agreement.

         C. THEREFORE, in order to comply with the terms and conditions of the EOP, to secure the Obligations as hereinafter defined, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

         Section 1. Pledge. Pledgor hereby pledges, assigns and grants to Secured Party a security interest in and right of set-off against the assets referred to in Section 2 (the "Collateral") to secure the prompt payment and performance of the "Obligations" (as herein defined) and the performance by Pledgor of this Agreement.

         Section 2. Collateral. The Collateral consists of the following types or items of property:

                  (A) The following securities: Sixty Thousand Nine Hundred Eighty-Two (60,982) shares of the Common Stock of Seagull Energy Corporation ("Seagull Common Stock") represented by Certificate No. _____________________ as delivered herewith and each such share having a par value of $0.10.

                  (B) (i) the certificates or instruments, if any, representing such securities, (ii) all dividends (cash, stock or otherwise), cash, securities, instruments, rights to subscribe, purchase or sell and all other rights and property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such securities, (iii) all replacements, additions to and substitutions for any of the property referred to in this Section 2, including, without limitation, claims against third parties and including without limitation pursuant to any merger, conversion, share exchange, recapitalization or other transaction, and (iv) the proceeds, interest, profits and other income of or on any of the property referred to in this Section 2.

         It is expressly contemplated that additional securities or other property may from time to time be pledged, assigned or granted to Secured Party as additional security for the Obligations, and the term "Collateral" as used herein shall be deemed for all purposes hereof to include all such additional securities and property, together with all other property of the types described above related thereto.

         Section 3. Transfer of Collateral. All certificates or instruments representing or evidencing the Pledged Securities shall be delivered to and held pursuant hereto by Secured Party or a person or entity designated by Secured Party and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank.

         Section 4. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

                  "Agreement" means this Security Agreement, as the same may from time to time be amended or supplemented.

                  "Code" means the Uniform Commercial Code as presently in effect in the State of Texas, Business and Commerce Code, Chapters 1 through 9. Unless otherwise indicated by the context herein, all uncapitalized terms (or terms that are otherwise uncapitalized in this Agreement but are capitalized at the beginning of a sentence) which are defined in the Code shall have their respective meanings as used in Chapters 8 and 9 of the Code.

                  "Event of Default" means any event specified in Section 15.

                  "Highest Lawful Rate" means the maximum rate of nonusurious interest allowed from time to time by applicable law.

                  "Obligations" means the promissory note of Pledgor dated December 17, 1998, payable to the order of Seagull Energy Corporation in the principal amount of Three Hundred Eighty-Four Thousand Nine Hundred Forty-Eight and 00/100 Dollars ($384,948.00), and any and all renewals, extensions for any period, rearrangements or enlargements. The Obligations shall also include all interest and any other sums payable by Pledgor to Secured Party in connection with the execution, administration or enforcement of Secured Party's rights and remedies hereunder or any other agreement with Pledgor.

                  "Pledged Securities" means all of the securities and other property (whether or not the same constitutes a "security" under the Code) referred to in Section 2 and all additional securities (as that term is defined in the Code), if any, constituting Collateral under this Agreement.

         Section 5. Representations. In order to induce Secured Party to accept this Agreement, Pledgor represents and warrants to Secured Party (which representations and warranties will survive the creation and payment of the Obligations) that:

                  (A) Ownership of Collateral; Encumbrances; Valid and Binding Agreement. Pledgor is the legal and beneficial owner of the Collateral free and clear of any adverse claim, lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement, and Pledgor has full right, power and authority to pledge, assign and grant a security interest in the Collateral to Secured Party. This Agreement and the Obligations constitute legal, valid and binding obligations of Pledgor enforceable against Pledgor in accordance with their respective terms. The execution, delivery and performance of this Agreement or the Obligations will not violate the terms of any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Pledgor is subject and do not require the consent or approval of any other person or entity.

                  (B) The pledge of Pledged Securities pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, enforceable against Pledgor and all third parties and securing payment of the Obligations.

         Section 6. Covenants and Agreement. Pledgor will at all times comply with the covenants and agreements contained in this Section 6, from the date hereof and for so long as any part of the Obligations are outstanding.

                  (A) Sale, Disposition or Encumbrance of Collateral. Pledgor will not in any way encumber any of the Collateral (or permit or suffer any of the Collateral to be encumbered) or sell, pledge, assign, lend or otherwise dispose of or transfer any of the Collateral to or in favor of any person or entity other than Secured Party. Notwithstanding the foregoing, Pledgor may sell shares of Seagull Energy Corporation Common Stock that constitute Pledged Securities in open market brokerage transactions for cash but only if and to the extent that the cash proceeds (net of brokerage commissions and any tax liability of Pledgor as a result of such sale) are used to satisfy the mandatory prepayment obligations in accordance with the terms of the promissory note comprising the Obligations and any applicable terms of the EOP.

                  (B) Dividends, Distributions, Merger and Recapitalizations. Any and all dividends and interest paid in respect of the Collateral (as well as any other cash, securities, properties, rights or other assets constituting Collateral) shall be, and shall be forthwith delivered to Secured Party to hold as, Collateral and shall, if received by Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Secured Party as Collateral in the same form as so received (with any necessary endorsement).

                  (C) Payment of Taxes and Liens. Pledgor will pay prior to delinquency all taxes, charges, liens and assessments against the Collateral.

                  (D) Further Assurances; Stock Powers. Upon the request of Secured Party, Pledgor shall (at Pledgor's expense) execute and deliver all such documents, including, without limitation, all documents necessary to comply with federal regulations relating to margin lending against securities, assignments, certificates, instruments, securities, financing statements, notifications to financial intermediaries or other third parties or other documents and give further assurances and do all other acts and things as Secured Party may reasonably request to perfect Secured Party's interest in the Collateral or to protect, enforce or otherwise effect Secured Party's rights and remedies hereunder. Pledgor shall also furnish to Secured Party such stock powers and other instruments as may be required by Secured Party to assure the transferability of the Collateral when and as often as may be requested by Secured Party.

                  (E) Voting and Other Consensual Rights. Except to the extent otherwise provided in Section 18(D), Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided however, that Pledgor shall not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Collateral or any part thereof, and, provided, further, that upon request of Secured Party at any time or from time to time, Pledgor shall give Secured Party prompt written notice of the manner in which Pledgor has exercised, or the reasons for refraining from exercising, any such right.

                  (F) Performance of Obligations. Pledgor will promptly and properly perform all of his obligations under this Agreement and any other agreement or contract of any kind now or hereafter existing as security for or in connection with the payment of the Obligations.

         Section 7. Non-judicial Enforcement. Secured Party may enforce its rights with respect to the Collateral without prior judicial process or judicial hearing, and to the extent permitted by law Pledgor expressly waives any and all legal rights which might otherwise require Secured Party to enforce its rights with respect to the Collateral by judicial process.

         Section 8. Attorney-in-Fact. Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Secured Party's discretion, but at Pledgor's cost and expense and without notice to Pledgor, to take any action and to execute any assignment, certificate, financing statement, stock power, notification, document or instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

         Section 9. Discharge Encumbrances. Secured Party may, at its option, discharge any taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral. Pledgor agrees to reimburse Secured Party upon demand for any payment so made, plus interest thereon from the date of Secured Party's demand at the Highest Lawful Rate.

         Section 10. Transfer of Collateral. Secured Party may transfer any or all of the Obligations, and upon any such transfer Secured Party may transfer its interest in any or all of the Collateral and shall be fully discharged thereafter from all liability therefor. Any transferee of the Collateral shall be vested with all rights, powers and remedies of Secured Party hereunder.

         Section 11. Cumulative and Other Rights. The rights, powers and remedies of Secured Party hereunder are in addition to all rights, powers and remedies given by law or in equity. The exercise by Secured Party of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any other rights of set-off.

         Section 12. Disclaimer of Certain Duties.

                  (A) The powers conferred upon Secured Party by this Agreement are to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Pledgor hereby agrees that Secured Party shall not be liable for, nor shall the indebtedness evidenced by the Obligations be diminished by, Secured Party's commercially reasonable delay or failure to collect upon, foreclose, sell, take possession of or otherwise obtain value for the Collateral.

                  (B) Secured Party shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against any Obligor or other person or entity. Pledgor waives any right of marshaling in respect of any and all Collateral, and waives any right to require Secured Party to proceed against any Obligor or other person or entity or enforce any other remedy which Secured Party now has or may hereafter have against any Obligor or other person or entity.

         Section 13. Waiver of Notice; Demand and Presentment. Pledgor hereby waives any demand, notice of default, notice of acceleration of the maturity of the Obligations, notice of intention to accelerate the maturity of the Obligations, presentment, protest and notice of dishonor as to any action taken by Secured Party in connection with this Agreement, or any instrument or document.

         Section 14. Custody and Preservation of the Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral, it being understood and agreed, however, that Secured Party shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against persons or entities with respect to any Collateral.

         Section 15. Events of Default. Any of the following events shall constitute an Event of Default under this Agreement:

                  (A) Payments - Pledgor defaults in any payment due and owing pursuant to the Obligations;

                  (B) Representations and Warranties - any representation or warranty made by Pledgor to Secured Party proves to have been incorrect in any material respect as of the date thereof;

                  (C) Covenants - material default is made by Pledgor in the performance of any covenant or agreement contained in this Agreement or in any of the Obligations or in any other document now or hereafter executed in connection with or as security for the Obligations;

                  (D) Insolvency, etc. - Pledgor shall: (i) become insolvent,
         (ii) have a custodian, receiver or agent appointed or authorized to take charge of his properties, (iii) make an assignment for the benefit of creditors or call a meeting of creditors for the composition of debts, or (iv) be subject to the commencement of any proceeding in bankruptcy or under other insolvency laws;

                  (E) Defaults on Other Obligations - (i) default by Pledgor in any payment of principal of or interest on any other indebtedness, guaranty or other obligation (whether to Secured Party or others) beyond any period of grace provided with respect thereto, or (ii) any material default by Pledgor in the performance of any other agreement, term or condition if the effect of such default is to cause such obligation to become due on demand or before its stated maturity or to permit the holder(s) of such obligation or the trustee(s) under any such agreement or instrument to cause such obligation to become due on demand or prior to its stated maturity, whether or not such default or failure to perform should be waived by the holder(s) of such obligation or such trustee(s); or

                  (F) Defaults Under the EOP - Pledgor shall fail to comply with or defaults is made with respect to the terms and conditions of the EOP regarding the Obligations or the Pledged Securities.

         Section 16. Remedies. Upon the occurrence and during the continuance of any Event of Default, subject to the terms and provisions of the EOP, Secured Party may take any or all of the following actions without notice (except where expressly required below or as otherwise required by law) or demand to Pledgor:

                  (A) Declare all or part of the indebtedness pursuant to the Obligations immediately due and payable and enforce payment of the same by Pledgor.

                  (B) Sell or otherwise dispose of any or all of the Collateral in any commercially reasonable manner as Secured Party may elect, pursuant to the provisions of the Code and other applicable law, including, without limitation, sell, in one or more sales and in one or more parcels, or otherwise dispose of any or all of the Collateral in any commercially reasonable manner as Secured Party may elect, in a public or private transaction, at any location as deemed reasonable by Secured Party either for cash or credit or for future delivery at such price as Secured Party may deem fair, and (unless prohibited by the Code, as adopted in any applicable jurisdiction) Secured Party may be the purchaser of any or all Collateral so sold and may apply upon the purchase price therefor any Obligations secured hereby. Any such sale or transfer by Secured Party either to itself or to any other person or entity shall be absolutely free from any claim or right by Pledgor, including any equity or right of redemption, stay or appraisal which Pledgor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, Secured Party shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. If Secured Party deems it advisable to do so, it may restrict the bidders or purchasers of any such sale or transfer to persons or entities who will represent and agree that they are purchasing the Collateral for their own account and not with the view to the distribution or resale of any of the Collateral. Secured Party may, at its discretion, provide for a public sale, and any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale by announcement at any time and place fixed for such sale, and such sale may be made at any time or place to which the same may be so adjourned. In the event any sale or transfer hereunder is not completed or is defective in the reasonable opinion of Secured Party, such sale or transfer shall not exhaust the rights of Secured Party hereunder, and Secured Party shall have the right to cause one or more subsequent sales or transfers to be made hereunder. If only part of the Collateral is sold or transferred such that the Obligations remain outstanding (in whole or in part), Secured Party's rights and remedies hereunder shall not be exhausted, waived or modified, and Secured Party is specifically empowered to make one or more successive sales or transfers until all the Collateral shall be sold or transferred and all the Obligations are paid. In the event that Secured Party elects not to sell the Collateral, Secured Party retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations. Each and every method of disposition of the Collateral described in this subsection or in subsection (D) shall constitute disposition in a commercially reasonable manner.

                  (C) Apply proceeds of the disposition of the Collateral to the Obligations in any manner elected by Secured Party and permitted by the Code or otherwise permitted by law or in equity.

                  (D) Appoint any person or entity as agent to perform any act or acts necessary or incident to any sale or transfer by Secured Party of the Collateral.

                  (E) Exercise all other rights and remedies permitted by law or in equity.

         Section 17. Liability for Deficiency. Except as may be set forth in the EOP with respect to the death or disability of Pledgor, if any sale or other disposition of Collateral by Secured Party or any other action of Secured Party hereunder results in reduction of the Obligations, such action will not release Pledgor from its liability to Secured Party for any unpaid Obligations, together with interest thereon, and the same shall be immediately due and payable to Secured Party at Secured Party's address set forth in the opening paragraph hereof.

         Section 18. Pledged Securities. Upon the occurrence and during the continuance of an Event of Default:

                  (A) All rights of Pledgor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 6(E) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Collateral such dividends and interest payments, but Secured Party shall have no duty to receive and hold such dividends and interest payments and shall not be responsible for any failure to do so or delay in so doing.

                  (B) All dividends and interest payments which are received by Pledgor contrary to the provisions of this Section 18 shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Secured Party as Collateral in the same form as so received (with any necessary indorsement).

                  (C) Secured Party may exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Securities as if it were the absolute owner thereof, including without limitation, the right to exchange at its discretion, any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of any issuer of such Pledged Securities or upon the exercise by any such issuer or Secured



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

         Party of any right, privilege or option pertaining to any of the Pledged Securities, and in connection therewith, to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

                  (D) If the issuer of any Pledged Securities is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any court or governmental agency or instrumentality, then all rights of Pledgor to exercise the voting and other consensual rights which Pledgor would otherwise be entitled to exercise pursuant to Section 6(E) with respect to the Pledged Securities issued by such issuer shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights, but Secured Party shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.

         Section 19. Reasonable Notice. If any applicable provision of any law requires Secured Party to give reasonable notice of any sale or disposition or other action, Pledgor hereby agrees that five days' prior written notice shall constitute reasonable notice thereof.

         Section 20. Notices. Any notice required or permitted to be given under or in connection with this Agreement shall be in writing and shall be mailed by first class or express mail, postage prepaid, or sent by telecopy or other similar form of rapid written transmission or personally delivered to the receiving party. All such communications shall be mailed, sent or delivered at the address respectively indicated in the opening paragraph hereof or at such other address as either party may have furnished the other party in writing. Any communication so addressed and mailed shall be deemed to be given when so mailed, any notice so sent by rapid written transmission shall be deemed to be given when receipt of such transmission is acknowledged by the receiving operator or equipment, and any communication so delivered in person shall be deemed to be given when receipted for or actually received by Pledgor or Secured Party, as the case may be.

         Section 21. Amendments and Waivers. Secured Party's acceptance of partial or delinquent payments or any forbearance, failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of Pledgor, or of any right, power or remedy of Secured Party; and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof. Secured Party may remedy any Event of Default hereunder or in connection with the Obligations without waiving the Event of Default so remedied. Pledgor hereby agrees that if Secured Party agrees to a waiver of any provision hereunder, or an exchange of or release of the Collateral, or the addition or release of any obligor or other person or entity, any such action shall not constitute a waiver of any of Secured Party's other rights or of Pledgor's obligations hereunder. This Agreement may be amended only by an instrument in writing executed jointly by Pledgor and Secured Party.

         Section 22. Interest. It is the intention of the parties hereto to conform strictly to usury laws applicable to Secured Party. Accordingly, if the transactions contemplated hereby would be usurious under applicable state or federal law, then, notwithstanding anything to the contrary in this Agreement or in any other agreement entered into in connection with or as security for the Obligations, it is agreed as follows:

(i) the aggregate of all consideration which constitutes interest under law applicable to Secured Party that is contracted for, taken, reserved, charged or received under the Obligations, this Agreement or under any of such other agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, (ii) in the event that the maturity of the Obligations is accelerated for any reason, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to Secured Party may never include more than such maximum amount, and (iii) excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically and, if theretofore paid, shall be credited by Secured Party on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by Secured Party to Pledgor). The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Secured Party does not intend to, and will not, collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Secured Party for the use, forbearance or detention of sums included in the initial Obligations shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Obligations until payment in full so that the rate or amount of interest on account of the initial Obligations does not exceed the applicable usury ceiling, if any. To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to Secured Party for the purpose of determining the Highest Lawful Rate, Secured Party hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to Secured Party's right subsequently to change such method in accordance with applicable law.

         Section 23. Governing Law; Jurisdiction. This Agreement and the security interest granted hereby shall be construed in accordance with and governed by the laws of the State of Texas, without giving effect to principles of conflict of laws (except to the extent that the laws of any other jurisdiction govern the perfection and priority of the security interests granted hereby). Pledgor consents to and submits to in personam jurisdiction and venue in the state district and county courts of the county wherein Secured Party's offices are located at the address specified in the opening paragraph hereof, and in the Federal District Courts of the district wherein such offices of Secured Party are located. This submission to jurisdiction is nonexclusive and does not preclude Secured Party from obtaining jurisdiction over Pledgor or the Collateral in any court otherwise having jurisdiction.

         Section 24. Subrogation. Until all indebtedness in connection with the Obligations shall have been paid in full, Pledgor shall have no right to subrogation or to enforce any remedy or participate in any Collateral or security whatsoever now or hereafter held by Secured Party.

         Section 25. Continuing Security Agreement.

                  (A) This Agreement shall constitute a continuing security agreement, and all representations and warranties, covenants and agreements shall, as applicable, apply to all future as well as existing transactions. Provisions of this Agreement, unless by their terms exclusive, shall be in addition to other agreements between the parties.

                  (B) Except as may be expressly applicable pursuant to Section
         9.505 of the Code, no action taken or omission to act by Secured Party hereunder, including, without limitation, any exercise of voting or consensual rights pursuant to Section 6(D) or any other action taken or inaction pursuant to

         Section 16, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until Secured Party shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is hereinafter provided in subsection (C) below.

                  (C) To the extent that any payments on the Obligations or proceeds of the Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other person or entity under any bankruptcy law, common law or equitable cause, then to such extent the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received by Secured Party, and Secured Party's security interests, rights, powers and remedies hereunder shall continue in full force and effect. In such event, this Agreement shall be automatically reinstated if it shall theretofore have been terminated pursuant to Section 28.

         Section 26. Redelivery of Collateral. If any sale or transfer of Collateral by Secured Party results in full satisfaction of the Obligations, and after such sale or transfer and discharge there remains a surplus of proceeds, Secured Party will deliver to Pledgor such excess proceeds in a commercially reasonable time; provided, however, that Secured Party shall not be liable for any interest, cost or expense in connection with any reasonable delay in delivering such proceeds to Pledgor.

         Section 27. Custody and Preservation of the Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral, it being understood and agreed, however, that Secured Party shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against persons or entities with respect to any Collateral.

         Section 28. Termination. The grant of a security interest hereunder and all of Secured Party's rights, powers and remedies in connection therewith shall remain in full force and effect until Secured Party has (i) retransferred and delivered all Collateral in its possession to Pledgor, (ii) executed a registration of release with respect to all Pledged Securities, if any, as to which Secured Party held a registered pledge; and (iii) executed a written release or termination statement and reassigned to Pledgor without recourse or warranty any remaining Collateral and all rights conveyed hereby. Upon the complete payment of the Obligations, the compliance by Pledgor with all covenants and agreements hereof and the compliance by Pledgor of the terms and conditions of the EOP, Secured Party, at the written request of Pledgor, will release, reassign and transfer the Collateral to Pledgor and declare this Agreement to be of no further force or effect. Notwithstanding the foregoing, the provisions of subsection 25(C) shall survive the termination of this Agreement.

         IN WITNESS WHEREOF, Pledgor has signed this Agreement as of the date first written above.


PLEDGOR:
                              --------------------------------
                              WILLIAM L. TRANSIER




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